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                                                                    EXHIBIT 10.6

                                 PMR CORPORATION
                              CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT (this "Agreement") is entered into as of May 10, 2002 (the "Effective Date"), by and between MARK CLEIN ("Consultant") and PMR CORPORATION, a Delaware corporation (the "Company").

      WHEREAS, Consultant is employed by Company as Chief Executive Officer ("CEO") and wishes to resign as CEO and as an employee of Company and any of the Company's subsidiaries;

      WHEREAS, the Company desires to retain the services of Consultant under the terms of this Agreement;

      WHEREAS, the Consultant desires to provide services, as described below, to the Company as a consultant to the Company and the Company desires to receive services from the Consultant, as described below.

      NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

      1. Consultant hereby resigns as an employee and as Chief Executive Officer (and any other offices which Consultant may hold) of Company (and any subsidiaries of Company), and Company (and Company, on behalf of such subsidiaries) accepts Consultant's resignation effective immediately.

      2. From the Effective Date until the earlier of (i) the date that is one year following the Effective Date or (ii) the date on which the Company closes the merger transaction (the "Merger") contemplated by the Agreement and Plan of Merger by and among the Company, a wholly-owned subsidiary of the Company and Psychiatric Solutions, Inc. (such period, the "Term"), Consultant will continue to provide services to the Company in any area of his expertise and knowledge as performed as CEO and as requested by the Company and particularly to assist in closing the Merger (the "Services"). Consultant agrees to make himself available to provide the Services at such times and locations as reasonably required by the Company and to perform the Services in a timely and professional manner consistent with industry standards. The Company shall reimburse Consultant for reasonable expenses incurred by the Consultant in connection with the Services.

      3. Consultant shall be an independent contractor and not an employee of the Company. Notwithstanding the previous sentence, Company shall deduct all payroll taxes and other required deductions from payments made to Consultant, provided however, Consultant shall no longer be considered to be an employee of Company and shall no longer be entitled to benefits as an employee of Company (other than Consultant's rights, if any, under COBRA and the continuation of Consultant's health insurance benefits on the same terms and conditions as heretofore through June 30, 2002).


                                       1.
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      4.    Consultant's Services to the Company shall continue during the Term of this Agreement, and as consideration for Consultant's Services under this Agreement, Company shall pay Consultant $120,000.00 upon execution of this Agreement (less deductions) and an additional $120,000.00 (less deductions) upon the closing of the Merger or May 10, 2003, whichever first occurs.

      5. The Employment Agreement between the Company and Consultant dated August 25, 1999 is hereby terminated and Consultant hereby waives and releases his entitlement to any benefits thereunder including but not limited to any severance or compensation upon termination of employment.

      6. The various agreements, including without limitation, each of the option agreements set forth on Exhibit A, pursuant to which the Company issued to Consultant stock options (the "Options") to purchase an aggregate of 477,720 shares of the Company's common stock ("Option Agreements") are hereby amended so that:

            a. the period within which Consultant shall be entitled to exercise the Options shall not expire as a result of the termination of Consultant's employment but shall expire (to the extent the options have not been exercised) ninety (90) days following the end of the Term of this Agreement, provided however, such expiration date for the exercise of the stock options may be further extended as a result of the closing of the Merger as provided in the Merger Agreement;

            b. the term of each of the Options shall be extended to the extent necessary to provide for the exercise of the Options during the period set forth in Section 6(a) of this Agreement;

            c. the stock options shall be treated as nonstatutory stock options; and

            d. all other terms of the Option Agreements shall remain in full force and effect except as modified herein.

      7. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to its choice-of-law rules. Any attempted assignment of rights or delegation of duties by Consultant shall be void without the prior written consent of the Company. This Agreement is the entire, final and exclusive agreement between the Company and Consultant concerning its subject matter, and may be amended only in a writing duly signed by both parties.

                                      * * *


                                       2.
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      IN WITNESS WHEREOF, the parties have executed this Agreement (counterparts permitted) as of the date first above written.

CONSULTANT                                PMR CORPORATION,
                                          a Delaware corporation


/s/ Mark P. Clein                         By: /s/ Fred D. Furman
------------------------------------         -----------------------------------
Mark P. Clein                                     Name:
                                          Title: President and General Counsel
------------------------------------            --------------------------------


------------------------------------
(Address)


                                       3.
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                                    EXHIBIT A

                                OPTION AGREEMENTS

Option Agreement evidencing option to purchase 150,000 shares of Common Stock dated August 25, 1999.

Option Agreement evidencing option to purchase 100,000 shares of Common Stock dated December 3, 1998.

Amended and Restated Stock Option Agreement evidencing option to purchase 75,000 shares of Common Stock dated February 1, 1996.

Amended and Restated Stock Option Agreement evidencing option to purchase 125,000 shares of Common Stock dated February 1, 1996.


                                       4.